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                                                                     Exhibit 5.1

               [KEATING, MUETHING, & KLEKAMP, P.L.L. LETTERHEAD]

                            FACSIMILE (513) 579-6956

                                October 15, 1996

Direct Dial:  (513) 579-6479


American Financial Group, Inc.
One East Fourth Street
Cincinnati, Ohio   45202

American Financial Capital Trust I
c/o American Financial Group, Inc. , Sponsor
One East Fourth Street
Cincinnati, Ohio   45202

Ladies and Gentlemen:

            We have acted as counsel to American Financial Group, Inc., an Ohio corporation (the "Company") and American Financial Capital Trust I, a Delaware business trust (the "Trust"), in connection with the preparation of the registration statement of the Company and the Trust on Form S-3 (333-12537), filed with the Securities and Exchange Commission (the "Commission") on September 24, 1996, as amended on October 11, 1996 and October 15, 1996 (the "Registration Statement"), relating to the registration under the Securities Act of 1933 (the "Securities Act"), of preferred securities of the Trust (the "Preferred Securities") and subordinated debentures of the Company (the "Subordinated Debentures"). The Subordinated Debentures will be issued in accordance with the provisions of an indenture (the "Indenture") to be executed by the the Company and The Bank of New York, as trustee (the "Trustee"), the form of which is an exhibit to the Registration Statement. The Preferred Securities will be guaranteed by the Company in the manner and to the extent set forth in a Preferred Securities Guarantee Agreement (the "Preferred Securities Guarantee"), the form of which is an exhibit to the Registration Statement.

            In so acting, we have reviewed the Registration Statement, including the prospectus (the "Prospectus") contained therein, the form of Indenture, form of Subordinated Debenture and form of Preferred Securities Guarantee filed with the Commission as exhibits to the Registration Statement. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the
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American Financial Group, Inc.
American Financial Capital Trust I
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October 15, 1996


Company, and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions set forth below.

            In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

            Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

            1. The Subordinated Debentures have been duly and validly authorized by the Company and, when executed, authenticated, issued and delivered in the manner contemplated in the Indenture, will constitute legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that rights to indemnification thereunder may be limited by federal or state securities laws or public policy relating thereto.

            2. The Preferred Securities Guarantee has been duly and validly authorized by the Company and, when executed and delivered by the Company, will constitute the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

            The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. These opinions may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the heading "Legal Matters" in the Prospectus, without admitting that we are "experts" under the Securities Act of the rules and regulations of the
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American Financial Group, Inc.
American Financial Capital Trust I
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October 15, 1996


Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit thereto.


                             Yours truly,

                             KEATING, MUETHING & KLEKAMP, P.L.L.


                             BY:        Gary P. Kreider
                                _____________________________
                                        Gary P. Kreider